Exhibit 99.1

                     PerkinElmer Announces Q4 2006 Results


    --  Revenue Growth of 10%; Health Sciences up 12%

    --  Cash Flow from Operations of $85M

    --  Announced Euroscreen and Evotec acquisitions



    BOSTON--(BUSINESS WIRE)--Jan. 25, 2007--PerkinElmer, Inc. (NYSE:
PKI), a global leader in Health Sciences and Photonics markets, today reported GAAP earnings per share from continuing operations of $.33 on revenue of $427.0 million for the fourth quarter ended December 31, 2006. On a non-GAAP basis, which includes the adjustments noted in the income statement reconciliation, the Company announced earnings per share for the fourth quarter 2006 of $.39, which met the First Call consensus estimate and was in line with the Company's forecasted range of $.38 to $.40.

    Fourth quarter 2006 revenue of $427.0 million increased 10% over the fourth quarter of 2005. Revenue growth was 12% in Life and Analytical Sciences and 5% in Optoelectronics compared to the same period last year. From an end market perspective, fourth quarter 2006 revenue from Health Sciences, which represented 85% of total revenues for the quarter, increased 12% over the same period of 2005. This increase was driven primarily by strong growth in the genetic screening, medical imaging, environmental and service businesses, as well as a positive impact from acquisitions and new product introductions. Foreign exchange and acquisitions contributed 3% and 2%, respectively, to fourth quarter 2006 revenue. Full year 2006 revenue of $1.55 billion increased 5% over 2005 driven primarily by sales growth in medical imaging, genetic screening and service.

    "Our strong Q4 results reflect the increased growth momentum we are generating through R&D and capital investments in our key growth platforms. We also announced eight acquisitions during the year that will help fuel our long-term growth," said Gregory L. Summe, Chairman and CEO of the Company. "We expect to carry this momentum into 2007, bringing an increased number of new products to market while continuing to deliver strong financial results."

    GAAP operating profit during the fourth quarter of 2006 was $52.2 million. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, fourth quarter 2006 operating profit was $64.0 million, or 15.0% as a percentage of revenue for the quarter.

    The Company generated cash flow from operations of $84.9 million in the fourth quarter of 2006. For the full year 2006, cash flow from operations was $127.3 million. This number includes tax payments of $60.3 million related to the gain on the divestiture of Fluid Sciences. Cash flow from operations, net of divestiture taxes, was $187.6 million.

    Financial Overview by Reporting Segment:

    Life and Analytical Sciences reported revenue of $320.6 million for the fourth quarter of 2006, up 12% from revenue of $286.5 million in the fourth quarter of 2005, driven primarily by growth in the Company's genetic screening, environmental and service businesses, as well as a positive impact from acquisitions and new product introductions.

    The segment's GAAP operating profit for the fourth quarter of 2006 was $40.9 million. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, operating profit for the fourth quarter of 2006 was $51.3 million, or 16.0% as a percentage of revenue.

    Optoelectronics reported revenue of $106.3 million for the fourth quarter of 2006, up 5% from revenue of $101.2 million in the fourth quarter of 2005, driven primarily by revenue growth in imaging.

    The segment's GAAP operating profit was $19.8 million for the fourth quarter of 2006. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, operating profit for the fourth quarter of 2006 was $20.4 million or 19.2% as a percentage of Optoelectronics revenue.

    Financial Guidance

    The Company projects revenue to increase in the high single to low double digits for the full year 2007 and non-GAAP earnings per share to grow in the low double digits to mid-teens. Looking ahead to the first quarter of 2007, earnings per share, excluding intangibles amortization and stock option expense, is projected to be $.23-$.25.

    The Company will discuss its fourth quarter results in a conference call on January 25, 2007 at 5:00 p.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the "Investor Corner" section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning 7:00 p.m. ET, Thursday, January 25, 2007. The playback phone number is (617)
801-6888 and the code number is 67623101.

    Use of Non-GAAP Financial Measures

    In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of revenue, revenue growth, operating profit, operating margin and earnings per share, in each case excluding, where appropriate, the impact of foreign exchange, the effects of acquisitions, intangibles amortization, stock option expense, impairment charges, restructuring reversals and tax benefits.

    -- When we refer in this earnings announcement to "operating profit," other than on a GAAP basis, we are excluding the amortization of intangibles, stock option expense, impairment charges and restructuring charges or reversals from GAAP operating margin.

    -- When we refer in this earnings announcement to "operating margin," other than on a GAAP basis, we are excluding the amortization of intangibles, stock option expense, impairment charges and restructuring charges or reversals from GAAP operating margin.

    -- When we refer to "non-GAAP earnings per share" or "specify that earnings per share is "on a non-GAAP basis," we are excluding the amortization of intangibles, stock option expense, impairment charges, tax expenses or benefits, debt extinguishment charges and restructuring charges or reversals from GAAP earnings per share from continued operations.

    -- When we refer to "cash flow from operations, net of divestiture taxes," we are excluding tax benefits relating to divestitures from GAAP cash flow from operations.

    We exclude the impact of foreign exchange, the effects of acquisitions, intangibles amortization, stock option expense, impairment charges and restructuring charges or reversals in calculating these non-GAAP measures because such items are outside of our ongoing core business operations.

    We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock option expenses. Our management uses both GAAP financial measures and non-GAAP financial measures to measure and forecast our core operating performance and to compare that performance to prior periods and to the performance of our competitors. Both GAAP and non-GAAP measures are also used by management in their financial and operating decision-making.

    The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock option expense, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock option programs. Reconciliations of the non-GAAP financial measures used in this earnings announcement to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this earnings announcement.

    Factors Affecting Future Performance

    This earnings announcement contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation:
(1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) our failure to protect adequately our intellectual property; (4) the loss of any of our licenses or licensed rights; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes;
(7) our ability to produce an adequate quantity of products to meet our customers' demands; (8) our failure to maintain compliance with applicable government regulations; (9) regulatory changes; (10) economic, political and other risks associated with foreign operations; (11) our ability to retain key personnel; (12) restrictions in our credit agreement; (13) our ability to realize the full value of our intangible assets; and (14) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings announcement.

    Other Information

    Health Sciences end markets include genetic screening, environmental, service, biopharma, and medical imaging. Photonics markets include sensors and specialty lighting.

    PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company reported revenues of $1.55 billion in 2006, has 8,000 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.




                  PerkinElmer, Inc. and Subsidiaries
                          INCOME STATEMENTS


                           Three Months Ended        Year Ended
                           ------------------- -----------------------
 (In thousands, except per
  share data)              31-Dec-06 1-Jan-06   31-Dec-06   1-Jan-06
-------------------------- --------- --------- ----------- -----------

 Sales                     $426,986  $387,658  $1,546,358  $1,473,831

 Cost of Sales              248,132   222,816     918,287     859,295
 Research and Development
  Expenses                   27,079    21,022      99,719      87,371
 In-Process Research and
  Development Charge              -         -           -         194
 Selling, General and
  Administrative Expenses    99,677    88,020     376,849     365,457
 Gains on Dispositions,
  Net                             -    (1,438)     (1,505)     (1,502)
 Impairment of Assets         3,246         -       3,246           -
 Restructuring and
  Integration (Reversals)
  Charges, Net               (3,350)    7,820      (3,640)     22,065
                           --------- --------- ----------- -----------

 Operating Income From
  Continuing Operations      52,202    49,418     153,402     140,951

 Extinguishment of Debt           -    48,676           -      54,886
 Interest Income             (1,736)   (1,543)     (9,390)     (3,321)
 Interest Expense             2,468     4,829       9,157      27,291
 Gains on Dispositions of
  Investments, Net             (383)        -      (2,296)     (5,844)
 Other Expense, Net             899       777       5,195       1,279
                           --------- --------- ----------- -----------

 Income (Loss) From
  Continuing Operations
  Before Income Taxes        50,954    (3,321)    150,736      66,660

 Provision for Income
  Taxes                       9,885     2,780      32,412         128
                           --------- --------- ----------- -----------

 Net Income (Loss) From
  Continuing Operations      41,069    (6,101)    118,324      66,532

 (Loss) Income From
  Discontinued Operations,
  Net of Income Taxes          (149)    2,750      (1,174)     15,214
 Gain on Disposition of
  Discontinued Operations,
  Net of Income Taxes           808   190,899       2,433     186,362
                           --------- --------- ----------- -----------

 Net Income                $ 41,728  $187,548  $  119,583  $  268,108
                           ========= ========= =========== ===========


 Diluted Earnings (Loss)
  Per Share:
 Continuing Operations     $   0.33  $  (0.05) $     0.94  $     0.51

 (Loss) Income From
  Discontinued Operations,
  Net of Income Taxes             -      0.02       (0.01)       0.12
 Gain on Disposition of
  Discontinued Operations,
  Net of Income Taxes          0.01      1.47        0.02        1.42
                           --------- --------- ----------- -----------

 Net Income                $   0.34  $   1.45  $     0.95  $     2.04
                           ========= ========= =========== ===========


Weighted Average Diluted
 Shares of Common Stock
 Outstanding                123,760   129,663     126,512     131,140


                ABOVE PREPARED IN ACCORDANCE WITH GAAP


-----------------------------------------------
Additional Supplemental
 Information:
(per share, continuing
 operations)

GAAP Diluted EPS from
 Continuing Operations     $   0.33  $  (0.05)
Amortization of Intangible
 Assets, Net of Income
 Taxes                         0.05      0.03
Stock Options, Net of
 Income Taxes                  0.01         -
Impairment of Assets, Net
 of Income Taxes               0.02         -
Restructuring (Reversals)
 Charges, Net of Income
 Taxes                        (0.02)     0.04
Tax Expense                       -      0.07
Extinguishment of Debt,
 Net of Income Taxes              -      0.26
                           --------- ---------
Continuing Operations EPS
 excluding Amortization of
 Intangible Assets         $   0.39  $   0.36
                           ========= =========




                  PerkinElmer, Inc. and Subsidiaries
                  SALES AND OPERATING PROFIT (LOSS)




                            Three Months Ended        Year Ended
                            ------------------  ----------------------
                            December
                              31,     January   December    January 1,
(In thousands)                2006     1, 2006   31, 2006      2006
--------------              --------  --------  ----------  ----------

Life and
 Analytical
 Sciences     Sales        $320,644  $286,470  $1,144,562  $1,081,104
              OP$ reported   40,943    45,886     115,372     110,228
              OP% reported     12.8%     16.0%       10.1%       10.2%
              Amortization
               expense        8,986     6,576      31,288      26,219
              Stock option
               expense          906         -       3,231           -
              Impairment
               of assets      3,246         -       3,246           -
              Restructuring
               (reversals)
               charges       (2,820)    1,866      (1,711)     12,901
              OP$ adjusted   51,261    54,328     151,426     149,348
              OP% adjusted     16.0%     19.0%       13.2%       13.8%

Opto-
electronics   Sales         106,342   101,188     401,796     392,727
              OP$ reported   19,812    11,249      70,021      58,405
              OP% reported     18.6%     11.1%       17.4%       14.9%
              Amortization
               expense*         644       633       2,544       2,600
              Stock option
               expense          470         -       1,573           -
              Impairment
               of assets          -         -           -           -
              Restructuring
               (reversals)
               charges         (530)    5,954      (1,929)      9,164
              OP$ adjusted   20,396    17,836      72,209      70,169
              OP% adjusted     19.2%     17.6%       18.0%       17.9%

Other         OP$ reported   (8,553)   (7,717)    (31,991)    (27,682)
              Stock option
               expense          867         -       4,267           -
              OP$ adjusted   (7,686)   (7,717)    (27,724)    (27,682)


Continuing
 Operations   Sales        $426,986  $387,658  $1,546,358  $1,473,831
              OP$ reported   52,202    49,418     153,402     140,951
              OP% reported     12.2%     12.7%        9.9%        9.6%
              Amortization
               expense*       9,630     7,209      33,832      28,819
              Stock option
               expense        2,243         -       9,071           -
              Impairment
               of assets      3,246         -       3,246           -
              Restructuring
               (reversals)
               charges       (3,350)    7,820      (3,640)     22,065
                            --------  --------  ----------  ----------
              OP$ adjusted $ 63,971  $ 64,447  $  195,911  $  191,835
                            ========  ========  ==========  ==========
              OP% adjusted     15.0%     16.6%       12.7%       13.0%



              * Includes In-Process Research and Development Charge in
               the amount of $194 in Q1 2005.

 SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. And Subsidiaries
                     CONSOLIDATED BALANCE SHEETS


                     December 31, 2006 October 1, 2006 January 1, 2006
                     ----------------- --------------- ---------------
                                      (In thousands)

Current assets:
Cash and cash
 equivalents                 $191,059        $207,074        $502,264
Accounts receivable,
 net                          267,703         253,189         250,844
Inventories                   183,260         182,124         163,150
Other current assets          100,857          72,745          71,189
Current assets of
 discontinued
 operations                       477           1,090          11,442
                     ----------------- --------------- ---------------
Total current assets          743,356         716,222         998,889

Property, plant and
 equipment:
At cost                       524,134         517,611         484,453
Accumulated
 depreciation                (342,938)       (336,026)       (307,084)
                     ----------------- --------------- ---------------
Net property, plant
 and equipment                181,196         181,585         177,369
Marketable securities
 and investments                7,508           7,531           9,222
Intangible assets,
 net                          404,021         410,417         375,419
Goodwill                    1,117,724       1,103,352       1,026,201
Other assets                   53,156          80,028          90,156
Long-term assets of
 discontinued
 operations                     1,605           1,654          16,205
                     ----------------- --------------- ---------------
Total assets               $2,508,566      $2,500,789      $2,693,461
                     ================= =============== ===============

Current liabilities:
Short-term debt                $1,153          $1,142          $1,131
Accounts payable              152,080         142,644         146,971
Accrued restructuring
 and integration
 costs                          2,731           8,607          11,242
Accrued expenses              310,726         278,969         324,954
Current liabilities
 of discontinued
 operations                       826             909          10,241
                     ----------------- --------------- ---------------
Total current
 liabilities                  467,516         432,271         494,539

Long-term debt                151,781         201,133         243,282
Long-term liabilities         311,539         310,738         303,687
Long-term liabilities
 of discontinued
 operations                         -               -           1,440
                     ----------------- --------------- ---------------
Total liabilities             930,836         944,142       1,042,948

Commitments and
 contingencies

Total stockholders'
 equity                     1,577,730       1,556,647       1,650,513
                     ----------------- --------------- ---------------
Total liabilities and
 stockholders' equity      $2,508,566      $2,500,789      $2,693,461
                     ================= =============== ===============








                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS


                             Three Months Ended        Year Ended
                            ---------------------  -------------------
                             December   January    December  January
                              31, 2006   1, 2006    31, 2006  1, 2006
                            ---------------------  --------- ---------
                                          (In thousands)

Operating activities:
  Net income                   $41,728  $187,548   $119,583  $268,108
  Add: Loss (income) from
   discontinued operations,
   net of income taxes             149    (2,750)     1,174   (15,214)
  Add: Gain on disposition
   of discontinued
   operations, net of income
   taxes                          (808) (190,899)    (2,433) (186,362)
                            ----------- ---------  --------- ---------
  Net income (loss) from
   continuing operations        41,069    (6,101)   118,324    66,532
                            ----------- ---------  --------- ---------
Adjustments to reconcile net
 income (loss) from
 continuing operations to
 net cash provided by
 continuing operations:
    Stock-based compensation     5,515     4,198     16,144     9,825
    Restructuring and
     integration (reversals)
     charges, net               (3,350)    7,820     (3,640)   22,065
    Amortization of debt
     discount and issuance
     costs                          74    48,879        292    57,385
    Depreciation and
     amortization               18,247    15,881     69,184    66,998
    Resolution of prior year
     tax contingencies               -         -         55   (27,772)
    Gains on dispositions,
     net                          (383)   (1,438)    (3,801)   (7,346)
    Asset impairment             3,246         -      3,246         -
Changes in operating assets
 and liabilities:
       Accounts receivable      (8,901)   (7,776)     4,071   (10,434)
       Inventories               2,196     1,863    (11,067)     (323)
       Accounts payable          7,550    20,432     (2,427)   23,242
       Taxes paid on
        divestitures              (301)        -    (60,297)        -
       Tax benefit from
        exercise of common
        stock options                -     5,343          -     5,343
       Accrued expenses and
        other                   18,688    (6,032)    (3,220)  (12,579)
                            ----------- ---------  --------- ---------
Net cash provided by
 continuing operations          83,650    83,069    126,864   192,936
                            ----------- ---------  --------- ---------
Net cash provided by
 discontinued operations         1,282     1,506        419    15,157
                            ----------- ---------  --------- ---------
Net cash provided by
 operating activities           84,932    84,575    127,283   208,093
                            ----------- ---------  --------- ---------

Investing activities:
  Capital expenditures         (13,474)  (11,794)   (44,473)  (27,993)
  Proceeds from advance and
   settlement of insurance
   claim                         3,100     2,942      5,309     2,942
  Proceeds from disposition
   of property, plant and
   equipment, net                    -         -      4,876     9,393
  Proceeds from settlement
   of life insurance
   policies                         72         -      3,826         -
  Proceeds from disposition
   of investments, net             383   359,622     23,627   366,578
  Cash used related to
   acquisitions, net of cash
   acquired                    (35,395)   (2,683)  (132,971)  (17,571)
                            ----------- ---------  --------- ---------
Net cash (used in) provided
 by continuing operations      (45,314)  348,087   (139,806)  333,349
                            ----------- ---------  --------- ---------
Net cash (used in) provided
 by discontinued operations          -      (513)       467   (10,060)
                            ----------- ---------  --------- ---------
Net cash (used in) provided
 by investing activities       (45,314)  347,574   (139,339)  323,289
                            ----------- ---------  --------- ---------

Financing Activities:
  Payments on debt             (53,513) (274,656)  (110,078) (374,656)
  Premium on prepayment of
   debt                              -   (32,196)         -   (36,321)
  Settlement of interest
   rate swaps                        -    (8,480)         -    (8,480)
  Proceeds from borrowings           -   244,253          -   244,253
  Payment of debt issuance
   costs                             -    (1,133)      (741)   (1,133)
  Tax benefit from exercise
   of common stock options      (1,795)        -      2,203         -
  Increases in other credit
   facilities                      (21)      899       (834)       24
  Proceeds from issuance of
   common stock options          4,135    10,118     21,520    19,388
  Purchases of common stock          -   (24,397)  (190,121)  (24,397)
  Cash dividends                (8,605)   (9,086)   (35,455)  (36,296)
                            ----------- ---------  --------- ---------
Net cash used in continuing
 operations                    (59,799)  (94,678)  (313,506) (217,618)
                            ----------- ---------  --------- ---------
Net cash used in
 discontinued operations             -       (78)         -      (233)
                            ----------- ---------  --------- ---------
Net cash used in financing
 activities                    (59,799)  (94,756)  (313,506) (217,851)
                            ----------- ---------  --------- ---------

Effect of exchange rate
 changes on cash and cash
 equivalents                     4,166    (1,186)    14,357    (8,780)
                            ----------- ---------  --------- ---------

Net (decrease) increase in
 cash and cash equivalents     (16,015)  336,207   (311,205)  304,751
Cash and cash equivalents at
 beginning of period           207,074   166,057    502,264   197,513
                            ----------- ---------  --------- ---------
Cash and cash equivalents at
 end of period                $191,059  $502,264   $191,059  $502,264
                            =========== =========  ========= =========



                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES


                         PKI            LAS               Opto
Adjusted Operating   Q406   Q405    Q406   Q405        Q406      Q405
 Profit:
 GAAP Operating
  Profit             $52.2  $49.4   $40.9  $45.9          $19.8 $11.2
 Intangibles
  Amortization         9.6    7.2     9.0    6.6            0.6   0.6
 Stock Option
  Expense              2.2      -     0.9      -            0.5     -
 Impairment of
  Assets               3.2      -     3.2      -              -     -
 Restructuring
  (Reversals)
  Charges             (3.4)   7.8    (2.8)   1.9           (0.5)  6.0
                    -------------- -------------- --------------------
 Adjusted Operating
  Profit             $64.0  $64.4   $51.3  $54.3          $20.4 $17.8
                    ============== ============== ====================


                         PKI            LAS               Opto
Adjusted OP Margin:  Q406   Q405    Q406   Q405        Q406      Q405
 GAAP Operating
  Profit              12.2%  12.7%   12.8%  16.0%          18.6% 11.1%
 Intangibles
  Amortization         2.3%   1.9%    2.8%   2.3%           0.6%  0.6%
 Stock Option
  Expense              0.5%   0.0%    0.3%   0.0%           0.4%  0.0%
 Impairment of
  Assets               0.8%   0.0%    1.0%   0.0%           0.0%  0.0%
 Restructuring
  (Reversals)
  Charges             -0.8%   2.0%   -0.9%   0.7%          -0.5%  5.9%
                    -------------- -------------- --------------------
 Adjusted Operating
  Profit              15.0%  16.6%   16.0%  19.0%          19.2% 17.6%
                    ============== ============== ====================


                         PKI                              PKI
Cash EPS:            Q406   Q405                       Q107      Q106
 GAAP EPS            $0.34  $1.45                 $0.17 - $0.19 $0.18
 Discontinued
  Operations         (0.01) (1.49)                            - (0.01)
                    --------------                --------------------
 GAAP EPS from
  Continuing
  Operations          0.33  (0.05)                $0.17 - $0.19  0.17
 Intangibles
  Amortization        0.05   0.03                          0.05  0.04
 Stock Option
  Expense             0.01      -                          0.01  0.01
 Impairment of
  Assets              0.02      -                             -     -
 Restructuring
  (Reversals)
  Charges            (0.02)  0.04                             -     -
 Tax Expense             -   0.07                             -     -
 Extinguishment of
  Debt                   -   0.26                             -     -
                    --------------                --------------------
 Cash EPS            $0.39  $0.36                 $0.23 - $0.25 $0.22
                    ==============                ====================



                         PKI            LAS               Opto
Adjusted Operating   FY06   FY05    FY06   FY05        FY06      FY05
 Profit:
 GAAP Operating
  Profit            $153.4 $141.0  $115.4 $110.2          $70.0 $58.4
 Intangibles
  Amortization        33.8   28.8    31.3   26.2            2.5   2.6
 Stock Option
  Expense              9.1      -     3.2      -            1.6     -
 Impairment of
  Assets               3.2      -     3.2      -              -     -
 Restructuring
  (Reversals)
  Charges             (3.6)  22.1    (1.7)  12.9           (1.9)  9.2
                    -------------- -------------- --------------------
 Adjusted Operating
  Profit            $195.9 $191.8  $151.4 $149.3          $72.2 $70.2
                    ============== ============== ====================


                         PKI            LAS               Opto
Adjusted OP Margin:  FY06   FY05    FY06   FY05        FY06      FY05
 GAAP Operating
  Profit               9.9%   9.6%   10.1%  10.2%          17.4% 14.9%
 Intangibles
  Amortization         2.2%   2.0%    2.7%   2.4%           0.6%  0.7%
 Stock Option
  Expense              0.6%   0.0%    0.3%   0.0%           0.4%  0.0%
 Impairment of
  Assets               0.2%   0.0%    0.3%   0.0%           0.0%  0.0%
 Restructuring
  (Reversals)
  Charges             -0.2%   1.5%   -0.1%   1.2%          -0.5%  2.3%
                    -------------- -------------- --------------------
 Adjusted Operating
  Profit              12.7%  13.0%   13.2%  13.8%          18.0% 17.9%
                    ============== ============== ====================



    CONTACT: PerkinElmer, Inc.
             Investor Relations:
             Steven Delahunt, 781-431-4258
             or
             Media Contact:
             Kevin Lorenc, 781-431-4231